AMENDMENT NUMBER TWO, dated as of January 23, 1996 ("Amendment") to the Amended and Restated Revolving Credit Agreement dated as of December 31, 1994, as amended by Amendment Number One, dated as of May 31, 1995 and as amended hereby (the "Credit Agreement"), among CINCINNATI MILACRON INC., a Delaware corporation (the "Borrower" and the "Company"), CINCINNATI MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH, a German corporation (the "German Borrower" and, collectively, with the Company, the "Borrowers"), the lenders listed on Schedule 2.1 thereto (each a "Lender" and collectively, the "Lenders") and BANKERS TRUST COMPANY, a New York banking corporation ("BTCo"), as a Lender and as agent for the Lenders (in such capacity, including its successors and permitted assigns, the "Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain provisions of the Credit
Agreement;

          WHEREAS, the Agent and the Lenders have considered and agreed to the Borrowers' requests, upon the terms and conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   SECTION ONE - AMENDMENTS.

          The Credit Agreement is amended as hereinafter provided in this Section ONE, effective as of January 23, 1996
(the "Amendment Effective Date").

          1.1.  Amendments to Section 1 (Definitions) of the
Credit Agreement

          (a) Section 1.1 shall be amended by adding the following new definitions in appropriate alphabetical order:

     "'Amendment No. 2' shall mean Amendment Number Two dated as of January 23, 1996 to this Agreement."

     "'Authorized Acquisition No. 2' shall mean the acquisition by the Company after the Amendment Effective Date of the



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      D-M-E Company ("D-M-E") from the Fairchild Corporation for an aggregate purchase price of $240,000,000, subject to adjustment, no greater than 5%, upon and after the consummation of such acquisition."

      "'Consolidated EBITDA' means, without duplication, for any consecutive four fiscal quarter period, the sum of the amounts for such period of (i) the Company's Consolidated Net Income, excluding therefrom any extraordinary nonrecurring items of gain or loss, plus (ii) the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (a) the provision for taxes based on income of the Company and its Subsidiaries,
      (b) Interest Expense and (c) depreciation and amortization expenses of the Company and its Subsidiaries, all as determined on a consolidated basis for the Company and its Subsidiaries for such period in conformity with GAAP; provided, that for purposes of calculating Consolidated EBITDA of the Company for any rolling four quarters period that includes any fiscal quarter of 1995, the restructuring charges taken in fiscal 1995 relating to the consolidation of certain Widia operations shall be excluded from the determination of Consolidated Net Income of the Company for the relevant period, but only to the extent such non-recurring charges do not exceed $25,000,000. Notwithstanding any provision of this Agreement, following the D-M-E Acquisition Date, Consolidated EBITDA shall be calculated by adding $5,000,000 to the Consolidated EBITDA for each quarter of fiscal 1995 and fiscal 1994 included in the period for which Consolidated EBITDA is calculated."

      "'D-M-E Acquisition Date' shall mean the date of consummation of Authorized Acquisition No. 2."

            (b) Section 1.1 shall be further amended as follows:

            "Applicable Borrowing Margin" shall be amended by deleting the definition thereof and replacing it with the following:

      "'Applicable Borrowing Margin' shall mean:

            (a) with respect to Eurodollar Loans and Alternate Currency Loans, if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant applicable Borrowing Margin will be given effect, is (x) greater than 2.70 to 1.0, 1.125% per annum,



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      (y) equal to or less than 2.70 to 1.0 but greater than
      2.25 to 1.0, 0.9375% per annum, (z) equal to or less than
      2.25 to 1.0 but greater than 1.75 to 1.0, .75% per annum,
      (xx) equal to or less than 1.75 to 1.0 but greater than
      1.5 to 1.0, .50% per annum, (yy) equal to or less than 1.5 to 1.0 but greater than 1.25 to 1.0, .375% per annum and
      (zz) equal to or less than 1.25 to 1.0, .250% per annum;
      and

            (b) with respect to Fixed CD Rate Loans, if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant applicable Borrowing Margin will be given effect, is (x) greater than
      2.70 to 1.0, 1.375% per annum, (y) equal to or less than
      2.70 to 1.0 but greater than 2.25 to 1.0, 1.125% per annum, (z) equal to or less than 2.25 to 1.0 but greater than 1.75 to 1.0, .875% per annum, (xx) equal to or less than 1.75 to 1.0 but greater than 1.5 to 1.0, .625% per annum, (yy) equal to or less than 1.5 to 1.0 but greater than 1.25 to 1.0, .625% per annum and (zz) equal to or less than 1.25 to 1.0, .50% per annum; and

            (c) with respect to Base Rate Loans, if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance Certificate the relevant applicable Borrowing Margin will be given effect, is (x) greater than 2.70 to 1.0, .25% per annum and (y) equal to or less than 2.70 to 1.0, 0% per annum."

            "Applicable Fee Percentage" shall be amended by deleting the definition thereof and replacing it with the following:

            "'Applicable Fee Percentage' shall mean, with respect to the Facility Fee as defined in Section 2.13, if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA, as evidenced by the Compliance Certificate of the Company from the preceding quarter and upon receipt of such Compliance
Certificate the relevant Applicable Fee Percentage will be given effect, is (x) greater than 2.70 to 1.0, .25% per annum,
(y) equal to or less than 2.70 to 1.0 but greater than 2.25 to 1.0, .25% per annum, (z) equal to or less than 2.25 to 1.0 but greater than 1.75 to 1.0, .25% per annum, (xx) equal to or less than 1.75 to 1.0 but greater than 1.5 to 1.0, .20% per annum,
(yy) equal to or less than 1.5 to 1.0 but greater than 1.25 to




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1.0, .15% per annum and (zz) equal to or less than 1.25 to 1.0,
 .125% per annum."

            "Consolidated Tangible Net Worth" shall be amended by deleting the definition thereof and replacing it with the following:

            "'Consolidated Tangible Net Worth' shall mean, as at any date at which the amount thereof shall be determined, the amount by which the sum of (a) the par value (or value stated on the books of the corporation) of the capital stock of all classes (other than preferred stock redeemable at the option of the holder thereof) of the Company, and (b) the amount of the consolidated surplus, capital or earned, of the Company and its Consolidated Subsidiaries exceeds the sum of (x) the amount of any write-up in the book value of any assets of the Company and its Consolidated Subsidiaries resulting from the revaluation thereof or any write-up in excess of the cost of assets acquired, and (y) the aggregate of all amounts appearing on the asset side of the consolidated balance sheet of the Company for goodwill, patents, patent rights, trademarks, trade names, copyrights, franchises, bond discounts, underwriting expenses, treasury stock, organizational expenses, and other similar items, if any, all determined in accordance with GAAP applied on a consistent basis with GAAP used in the preparation of the consolidated financial statements for the year ended 12/31/94. Notwithstanding any provision of this Agreement
      (i) goodwill (as defined by GAAP) associated with the Acquisition of Widia, in an amount not to exceed $35,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth, (ii) goodwill (as definitely by GAAP) associated with the first Authorized Acquisition as approved by Amendment Number One, dated as of May 31, 1995, in an amount not to exceed $30,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth, (iii) goodwill (as defined by GAAP) associated with Authorized Acquisition No. 2, in an amount not to exceed $185,000,000, shall be added back into and considered a part of Consolidated Tangible Net Worth and (iv) foreign currency translation gains (or losses) shall not be deemed to increase (or decrease) Consolidated Tangible Net Worth pursuant to Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board or otherwise."

            "Consolidated Total Indebtedness" shall be amended by inserting at the end of the definition, before the period, the following proviso: "; provided, however, that such amount



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shall be reduced by the amount of Cash or Cash Equivalents of the Company in excess of $25,000,000 as of the date the amount thereof shall be determined. Notwithstanding any provision of this Agreement, following the D-M-E Acquisition Date, if a Compliance Certificate is prepared, pursuant to Section 5.1 or 5.14, for a fiscal period prior to the D-M-E Acquisition Date, Consolidated Total Indebtedness, as calculated for such Compliance Certificate, shall include the Total Indebtedness incurred in connection with the Authorized Acquisition No. 2 and allow for an adjustment for Cash and Cash Equivalents of the Company in excess of $25,000,000 as of the D-M-E Acquisition Date.

            Notwithstanding any provision of this definition to the contrary, Consolidated Total Indebtedness shall include, without duplication, any intercompany or other obligation (other than an equity security) of the Company or any of its Subsidiaries that is held by an entity that is a pass-through entity for Federal income tax purposes and is not a Consolidated Subsidiary."

            "EBIT" shall be amended by deleting the word "cash" in the first sentence immediately following the words
"extraordinary nonrecurring."

            "Interest Expense" shall be amended by inserting at the end of the definition, before the period, the following "; and provided, further, that Interest Expense will include any payment or accrual of interest on an obligation held by an entity that is a pass-through entity for Federal income tax purposes and is not a Consolidated Subsidiary."

            "Final Maturity Date" shall be amended by deleting the definition thereof and replacing it with the following:

      "'Final Maturity Date' means January 31, 2000; provided, however, that the Company may extend the Final Maturity Date for an additional year by giving the Agent written notice no later than January 15, 1999 of its desire to extend the Final Maturity Date, which extension shall be subject to the consent of each Lender (other than a Defaulting Lender)".

            1.2.  Amendments to Section 2 (Amount and Terms of
Loans)

            (a)  Section 2.1(a) shall be amended by deleting
"$150,000,000" immediately following the words "the Total
Revolving Loan Commitment is" and substituting "$300,000,000" therefor.



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            (b)  Section 2.14(a) shall be amended by deleting
"$20,000,000" in clause (iii) immediately following the words
"all Letters of Credit would exceed" and substituting
"$200,000,000, of which $180,000,000 may be used solely in
connection with Authorized Acquisition No. 2" therefor.

            (c) Section 2.14(f)(1)(i) shall be amended by deleting it in its entirety and replacing it with the following:

            "(i) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Lender in respect of each such drawing from and including the drawing payment date through the date such amount is reimbursed by the Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to Section 2.14(d)) if the ratio of Consolidated Total Indebtedness to Consolidated EBITDA is
      (x) greater than 2.70 to 1.0, 1.125% per annum, (y) equal to or less than 2.70 to 1.0 but greater than 2.25 to 1.0, 0.9375% per annum, (z) equal to or less than 2.25 to 1.0 but greater than 1.75 to 1.0, .75% per annum, (xx) equal to or less than 1.75 to 1.0 but greater than 1.5 to 1.0, .50% per annum, (yy) equal to or less than 1.5 to 1.0 but greater than 1.25 to 1.0, .375% per annum and (zz) equal to or less than 1.25 to 1.0, .250% per annum; provided that amounts reimbursed after 1:00 p.m. (New York time) on any date shall be deemed to be reimbursed on the next succeeding Business Day).

                  (d) Section 2.16 shall be amended by deleting the text thereof in its entirety and replacing it with the following:

            "All interest, fees and other amounts accruing under this Agreement on or prior to, or determined in respect of any day accruing on or prior to, the Amendment Effective Date shall be computed and determined as provided in this Agreement before giving effect to Amendment No. 2."

            1.3.  Amendments to Section 3 (Reductions in
Commitments) to the Credit Agreement

            (a) Section 3.1 shall be amended by inserting "(a)" before the first sentence and by inserting the following at the end of such Section:

            "(b) Mandatory Commitment Reduction. Except to the extent previously reduced pursuant to the provisions



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            of Section 3.1 (a) or otherwise, the Total Revolving
            Loan Commitment will reduce on the following dates by the following amounts:

                        (i)  If Authorized Acquisition No. 2 has
                  not been consummated by April 15, 1996, the Total Revolving Loan Commitments shall be reduced by $150,000,000.

                       (ii)  On the second anniversary of the
                  Amendment Effective Date, if the Total Revolving Loan Commitment exceeds $150,000,000 such Total Revolving Loan Commitment shall be reduced either by (x) $50,000,000 or (y) if the Total Revolving Loan Commitment is less than $200,000,000, an amount less than $50,000,000 such that the resulting Total Revolving Loan
                  Commitment is $150,000,000.

                      (iii)  On on the third anniversary of the
                  Amendment Effective Date, if the Total Revolving Loan Commitment exceeds $150,000,000 such Total Revolving Loan Commitment shall be reduced by either (x) $50,000,000 or (y) if the Total Revolving Loan Commitment is less than $200,000,000, an amount less than $50,000,000 such that the resulting Total Revolving Loan
                  Commitment is $150,000,000."

            (b) Section 3.3 shall be amended by inserting the following at the end of Section 3.3(b):

            "(c) On the date of receipt by the Company or any of its Subsidiaries, directly or indirectly, of any cash proceeds from the issuance and sale of debt securities or sale of capital stock of the Company (or rights, warrants or options to subscribe for such capital stock) (other than proceeds received from the issuance of capital stock of the Company as a result of the exercise of rights, warrants or options issued pursuant to an employee benefit plan), an amount equal to such cash proceeds (net of underwriting discounts and commissions, other banking and investment fees, attorneys' and accountants' fees and other customary fees and other costs associated therewith) thereof shall be applied to repay then outstanding Loans as provided in Section 3.3(a) and to reduce permanently the Total Revolving Loan Commitment by an amount equal to such net cash proceeds provided, however, that the Total Revolving Loan Commitment need not be reduced below $150,000,000.





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            In the event that any amount would be required
pursuant to clause (c) above to reduce the Total Revolving Loan Commitment on the second anniversary of the Amendment Effective Date or the third anniversary of the Amendment Effective Date, such amount shall be applied after giving effect to the reduction required by Section 3.1(b) clause (ii) or clause
(iii), as the case may be."

            1.4. Amendments to Section 5 (Affirmative Covenants) to the Credit Agreement

            (a) Section 5.1 shall be amended by inserting the following at the end of clause (ii): "and the calculation, in reasonable detail, of the ratio of Consolidated Total
Indebtedness to Consolidated EBITDA".

            (b)  Section 5.6 shall be amended to read as follows:

      "The Company shall maintain, at all times, Consolidated Tangible Net Worth of at least $210,000,000 plus an amount equal to 50% of Consolidated Net Income, with no reduction for losses, earned by the Company and its Subsidiaries from and after December 30, 1995 through the date of the most recent consolidated balance sheet furnished by the Company pursuant to Section 5.1(a) or 5.1(b) plus 100% of the net proceeds of any issuance of shares of capital stock of the Company (or rights, warrants or options to subscribe for such capital stock) on or after December 31, 1995."

            (c) Section 5.11 shall be amended to read as follows:

      "The Company shall maintain, at all times during the respective periods indicated below, a ratio of Consolidated Total Indebtedness to the sum of
      (i) Consolidated Total Indebtedness plus (ii) Consolidated
      Tangible Net Worth not to exceed the respective ratio, as expressed in percentage form, indicated during such period:

            Period                              Percentage

      10/08/95 - 12/30/95                          70.0%
      12/31/95 - 03/23/96                          68.5%
      03/24/96 - 06/16/96                          67.5%
      06/17/96 - 12/28/96                          65.0%
      12/29/96 - 06/14/97                          62.5%
      06/15/97 - 12/27/97                          60.0%
      12/28/97 - 06/13/98                          57.5%



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      06/14/98 - 12/26/98                          55.0%
      12/27/98 - 06/12/99                          52.5%
      06/13/99 and thereafter                      50.0%."

            (d)  A new Section 5.14 shall be added as follows:

      "5.14 Post Amendment Effective Date Requirements. The Company will promptly, and in any event within 10 Business Days after the D-M-E Acquisition Date, provide the Agent with a pro forma Compliance Certificate of the Company, in form and substance reasonably satisfactory to the Agent, for the period ending October 7, 1995 calculating the ratio of Consolidated Total Indebtedness to Consolidated EBITDA."

            (e)  A new Section 5.15 shall be added as follows:

      "5.15  Use of Proceeds.  All Borrowings in excess of
      $150,000,000 and all Letters of Credit Usage in excess of $20,000,000 shall be used solely for Authorized
      Acquisition No. 2."

            1.5. Amendments to Section 6 (Negative Covenants) of the Credit Agreement

            (a)  Section 6.3 shall be amended to read as follows:

      "The Company shall not permit at any time during the period indicated the ratio of (i) EBIT of the Company to
      (ii) Interest Expense of the Company to be less than 2.50 to 1.0.

            (b)  Section 6.4 shall be amended to read as follows:

      "The Company shall not permit at any time the ratio of (i)
      (a) EBIT of the Company plus (b) depreciation expense of the Company and its Consolidated Subsidiaries plus
      (c) amortization expense of the Company and its Consolidated Subsidiaries minus (d) Consolidated Capital Expenditures minus (e) any amounts expended by the Company and its Consolidated Subsidiaries to redeem or purchase indebtedness (including current maturities of long-term indebtedness but excluding in all cases redemptions or repurchases funded from other sources such as permitted refinancings or the issuance of Securities); (in the case of each of clauses (b)-(e) only expenditures actually made and expenses charged against earnings when determining EBIT during the applicable four-quarter period shall be included) to (ii) Fixed Charges of the Company and its Consolidated Subsidiaries to be less than 1.50 to 1."

            (c) Section 6.13 shall be amended by inserting at the end thereof the following further proviso: "; provided, further, that the Company and its Subsidiaries may make Authorized Acquisition No. 2 for an aggregate consideration not to exceed $240,000,000 subject to adjustment, no greater than 5%, upon and after consummation of such acquisition."

      1.6.  Amendments to the Schedules of the Credit Agreement

            The Lenders' Revolving Loan Commitments shall be amended to be those set forth on Schedule 2.1 attached hereto and, in this regard, Schedule 2.1 shall be amended by deleting it in its entirety and replacing it with the new schedule attached hereto.

               SECTION TWO - REPRESENTATIONS AND WARRANTIES.

            The Company hereby confirms, reaffirms and restates the representations and warranties made by it in Section 8 of the Credit Agreement, as amended hereby, and all such representations and warranties are true and correct in all material respects as of the date hereof. The Company further represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Agent and each Lender that:

            (a) The Company and the German Borrower each has the corporate power, authority and legal right to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

            (b) No consent of any person other than all of the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

            (c) This Amendment has been duly executed and delivered on behalf of each of the Company and the German Borrower by a duly authorized officer or attorney-in-fact of the Company and the German Borrower, as the case may be, and constitutes a legal, valid and binding obligation of the Company and the German Borrower, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws




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affecting creditor's rights generally or by equitable
principles relating to enforceability; and

            (d) The execution, delivery and performance of this Amendment will not violate (i) any provision of law applicable to the Company or the German Borrower or (ii) contractual obligation of either the Company or the German Borrower, except in the case of clause (i) or (ii), such violations that would not have, singly or in the aggregate, a Material Adverse
Effect.

                   SECTION THREE - CONDITIONS PRECEDENT.

            Upon the fulfillment of the following conditions the amendments contemplated by this Amendment No. 2 shall become effective as of the Amendment Effective Date:

            (a) The Company shall have delivered to the Lenders a certificate of the Secretary of the Company, dated the Amendment Effective Date and attaching resolutions of its Board of Directors in form and substance satisfactory to the Agent approving and authorizing the execution, delivery and performance of this Amendment No. 2, signature and incumbency certificates and such other documents, including, but not limited to, those related to Authorized Acquisition No. 2, that the Agent may reasonably request.

            (b) The Lenders shall have received from the Company new promissory notes (the "New Dollar Notes"), each duly executed and delivered by the Company substantially in the form of Exhibit A hereto, dated the Amendment Effective Date, with blanks appropriately completed in conformity herewith and in conformity with the Credit Agreement, such New Dollar Notes representing the total Obligations of the Company pursuant to the Credit Agreement as of the Amendment Effective Date.

                       SECTION FOUR - MISCELLANEOUS.

            (a) The Company shall pay to each Lender in cash in Dollars a fee equal to 1/20% of such Lender's Commitment in effect at the opening of business (i) on the Amendment
Effective Date and (ii) on the first anniversary of the Amendment Effective Date.

            (b)  The Applicable Borrowing Margin, as of the
Amendment Effective Date until receipt of the Compliance
Certificate required by Section 5.14 shall be as follows:

            (i)  with respect to Eurodollar Loans and Alternate
      Currency Loans, 1.125% per annum;



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           (ii)  with respect to Fixed CD Rate Loans, 1.375% per
      annum; and

          (iii)  with respect to Base Rate Loans, .25% per annum.

            (c)  The Applicable Fee Percentage, as of the
Amendment Effective Date until receipt of the Compliance
Certificate required by Section 5.14 shall be .25% per annum.

            (d)  The Company agrees to pay as of the Amendment
Effective Date until receipt of the Compliance Certificate required by Section 5.14 with respect to drawings made under any Letter of Credit, 1.125% per annum.

            (e)  Except as herein expressly amended, the Credit
Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, except as otherwise provided herein, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

            (f) All references to the Credit Agreement shall mean the Credit Agreement as amended as of the Amendment Effective Date, and as the same may at any time be amended, amended and restated, supplemented or otherwise modified from time to time and as in effect.

            (g) This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

            (h)  THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

            (i) This Amendment shall not constitute a consent or waiver to or modification of any other provision, term or condition of the Credit Agreement. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Credit Agreement, as amended hereby, shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                 CINCINNATI MILACRON INC.


                                 By:  /s/  Kenneth W. Mueller
                                       Name:   Kenneth W. Mueller
                                       Title:  Treasurer


                                 CINCINNATI MILACRON
                                   KUNSTSTOFFMASCHINEN EUROPA GmbH


                                 By:  /s/  Kenneth W. Mueller
                                       Name:   Kenneth W. Mueller
                                       On the basis of power of
                                       attorney dated as of
                                       December 22, 1994


                                 BANKERS TRUST COMPANY, as a
                                   Lender and as Agent


                                 By:  /s/  Dana Klein
                                       Name:   Dana Klein
                                       Title:  Vice President


                                 CREDIT LYONNAIS CHICAGO
                                   BRANCH, as a Lender


                                 By:  /s/  Mary Ann Klemm
                                       Name:   Mary Ann Klemm
                                       Title:  Vice President


                                 MIDLAND BANK PLC, NEW YORK BRANCH,
                                   as a Lender


                                 By:  /s/  Jonathan Morris
                                       Name:   Jonathan Morris
                                       Title:  Vice President

                                 MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK, as a Lender


                                 By: /s/  Timothy S. Broadbent
                                       Name:   Timothy S. Broadbent
                                       Title:  Vice President


                                 NATIONSBANK N.A., as a Lender


                                 By:  /s/  Jay Johnston
                                       Name:   Jay Johnston
                                       Title:  Senior Vice President


                                 NBD BANK, as a Lender


                                 By:  /s/  Edward C. Hathaway
                                       Name:   Edward C. Hathaway
                                       Title:  First Vice President


                                 PNC BANK, OHIO, N.A., as a Lender


                                 By:  /s/  David F. Knuth__________
                                       Name:   David F. Knuth
                                       Title:  Vice President


                                 SOCIETY NATIONAL BANK, as a
                                   Lender


                                 By:  /s/  Wayne K. Guessford
                                       Name:   Wayne K. Guessford
                                       Title:  Vice President


                                 STAR BANK, N.A., as a Lender


                                 By:  /s/  Thomas D. Gibbons
                                       Name:   Thomas D. Gibbons
                                       Title:  Vice President